FOR IMMEDIATE RELEASE: Tuesday, January 23, 2001

Contact: Ken Rhines                       Madeleine Franco
Director of Marketing                     Jordan Richard Assoc.
(215) 619-7777 ext. 237                   801-268-8610
www.capitaresearch.com                    ir@jordanrichard.com


              CAPITA Names New CEO To Spearhead Commercialization, Appoints Additional Board Member, Restructures Management Team

BLUE BELL, PA.--Capita Research Group Inc. ("Capita"; OTC BB CEEG), announced a change in top management with the appointment of Cletus B. "Boots" Kuhla as president and CEO.

         Kuhla, a graduate of the U.S. Naval Academy and a career Air Force officer specializing in technology research, development and procurement, is a former vice president and chief technology officer for IriScan, Inc. (now Iridian Technologies, Inc.), and was instrumental in starting up that privately held high tech company. Kuhla replaces David Hunter, an original founder of Capita. Hunter will remain associated with the company, serving as chairman of the board of directors.

         Kuhla's appointment is intended to begin the transition at Capita from the R&D stage to a full product and service capability based on the company's non-intrusive and automated brainwave analysis technology.

         Additionally, the company's board of directors has approved the appointment of Robert Davis as a member of the board; his appointment increases board membership to six. He is the president of Davis Trachenberg & Co, insurance brokers. Davis, who graduated from Penn State University in 1971, is also a member of the board of directors of the March of Dimes in Southeastern Pennsylvania.

         Anthony Baratta, Capita's vice president/treasurer, has been named chief financial officer, replacing Steven Plisinski, who left the company at year-end to pursue a career in public accounting. Baratta, who has been with Capita for three years, responsible for cash management and SEC compliance, is a graduate of Temple University with a degree in finance.

         Ken Rhines, formerly the company's market research manager, has been named director of marketing. Previously associated with Wirthlin Worldwide, a leading market research company, Rhines is a graduate of George Washington University.

          "The priority of the new management team will be an emphasis on revenue and income generation through product and service sales in highly focused markets," said Kuhla. Potential early targets will be traditional and special education and training applications, where both student attention and teaching program effectiveness can be electronically measured. The company plans also to address video entertainment and media interaction.

Capita Research Group Inc. holds licenses based on technology originally obtained from NASA, and owns new patents for non-intrusive hardware and software applications designed to passively read and automatically analyze brainwaves to evaluate attention to, or engagement with, any message presented to an individual. The company sees eventual widespread applications in many markets from education and training to media research and healthcare.


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NOTE:  Statements  made by  Capita  Research  Group,  Inc.  that are not  purely historical are forward-looking statements within the meaning of the "safe harbor" including, without limitation, statements with respect to the Company's strategy and prospects, and involve a variety of risks and uncertainties. These statements are made based upon information available to the Company at the time, and the Company assumes no obligation to update forward-looking statements. Readers and investors are cautioned that the Company's actual results may differ materially from those described in the forward-looking statements due to a number of factors, including but not limited to, demand for the Company's products and services, the Company's ability to continue to develop its market, general economic conditions, and other factors that may be more fully described in the Company's periodic filings with the Securities and Exchange Commission.

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